Exhibit 10.03

Notice of Grant of Stock Option	Valero Energy Corporation
and Option Agreement	ID: 74-1828067
P. O. Box 696000
San Antonio, TX 78269-6000

Employee	Option Number:
Plan:

ID:

Effective               , 20      , you have been granted an option to buy                    shares of the common stock of Valero Energy Corporation (the “Company”) at $             per share.

The total Option price of the shares granted is $                  .

Your Options will vest on the dates shown below.

Shares	Grant Date	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that the Option referenced above is granted under and governed by the terms and conditions of the Company’s 2005 Omnibus Stock Incentive Plan and the Option Agreement attached hereto, all of which are made a part of this agreement.

VALERO ENERGY CORPORATION

By:
Roy M. (Mike) Crownover, Sr.	Date

Vice President - Human Resources

Employee	Date

OPTION AGREEMENT

Valero Energy Corporation 2005 Omnibus  Stock Incentive Plan

This Option Agreement (“Agreement”) is entered into between Valero Energy Corporation, a Delaware corporation (“Valero”), and Employee pursuant to the terms of the Valero Energy Corporation 2005 Omnibus Stock Incentive Plan (“Plan”).  As used herein, Employee means                                   .  Capitalized terms used in this Agreement but not otherwise defined in this Agreement have the meanings set forth in the Plan.

1.                                      Grant of Option.  Valero grants to Employee the option (“Option”) to purchase up to                shares of Common Stock of Valero, $.01 par value per share (“Shares”), in accordance with the terms of this Agreement and the Plan.  The Shares, when issued to Employee upon the exercise of the Option, will be fully paid and non-assessable.

2.                                      Purchase Price.  The purchase price of the Shares will be $           per Share.

3.                                      Exercise of Option.  The period during which the Option is in effect (“Option Period”) will commence on               , 20      .  The Option Period will terminate on               , 20        .  No portion of the Option may be exercised prior to                 , 20      .  Subject to the provisions of the Plan relating to suspension or termination from the Plan, the Option will be available for exercise in the following increments:                    shares on                   , 20      ;                    shares on                 , 20          ;                  shares on                   , 20        ;                  shares on                   , 20      ; and                  shares on                   , 20        .

The Option must be exercised in accordance with procedures established by Valero and pursuant to one of the methods for exercise set forth in the attached Form A (“Exercise Notice”).  Payment for the Shares will be made at Valero’s San Antonio offices.  If any law or regulation requires Valero to take any action with respect to the Shares specified in the Exercise Notice, then the date of delivery of the Shares against payment will be extended for the period necessary to take such action.  In the event of any failure by Employee to pay for the number of Shares specified in the Exercise Notice on the Settlement Date, as the same may be extended as provided above, the exercise of the Option with respect to such number of Shares will be treated as if it had never been made.

4.                                      Plan Incorporated by Reference.  The Plan is incorporated herein, and by this reference, is made a part hereof for all purposes.

5.                                      Limitation of Rights of Employee.  Employee will have no rights with respect to any Shares not expressly conferred by the Plan or this Agreement.

6.                                      No Assignment.         This Agreement and the Option granted hereunder are of a personal nature and Employee’s rights with respect hereto and thereto may not be sold, mortgaged, pledged, assigned, transferred, conveyed or disposed of in any manner by Employee, and may not be exercised by any person, other than Employee, except as expressly permitted under the Plan.  Any such attempted sale, mortgage, pledge, assignment, transfer, conveyance, disposition or exercise will be void, and Valero will not be bound thereby.

7.                                      Successors.  This Agreement is binding upon any successors of Valero and the heirs, successors and legal representatives of Employee.

8.                                      Direct Registration.  Employee agrees that in lieu of stock certificates, any Shares issuable in connection with the exercise of the Options may be issued in uncertificated form pursuant to the Direct Registration Service of Valero’s stock transfer agent.

VALERO ENERGY CORPORATION

FORM A—STOCK OPTION EXERCISE FORM

If you are not using the on-line system for stock option exercises designated by Valero, then on the day you exercise your options, this exercise form must be faxed to Valero’s Stock Option Administration department at (210) 345-2717 or (210) 444-8528and the original(s) mailed to P.O. Box 696000, San Antonio, TX  78269-6000, mailstation VHC/E1N. The Stock Option Administration department must receive your original form(s) within three days after exercise date.

ATTENTION:  Stock Option Administration (VHC-E1N), telephone (210) 345-2072 or (210) 345-2447 fax (210) 345-2717 or (210) 444-8528.

The undersigned elects to exercise an Option to purchase shares as follows:

Name:

(Use Complete Legal Name)

Address:

Employee Number:                                Telephone Number:                                (Where you can be reached at time of exercise)

Date of Grant to Which Exercise Applies:

Option Number to Which Exercise Applies:

Option Price to Which Exercise Applies:

Number of Shares to Which Exercise Applies:

The Settlement Date on which the shares will be tendered may not be less than three nor more than ten business days following this Exercise Date.

Federal income tax will be withheld at 25%; if a higher amount is requested, please specify                      (max 35%).

On or before the Settlement Date, I will pay the Option price, applicable taxes, and any transaction fees as follows:  [Choose One]

☐	a)

CASH PURCHASE METHOD. I will furnish a check made payable to Valero Energy Corporation on the date of exercise. In addition to the Option price, federal income tax, social security tax, Medicare tax and state tax, as applicable, will be payable to Valero on the Exercise Date. I will be informed not later than the close of business on the Exercise Date of the total settlement funds required. All option shares will be issued to me via the Computershare Direct Registration System; or

☐	b)

STOCK PURCHASE METHOD. I will submit a signed Representation of Ownership statement attesting as to shares of Valero Common Stock that I own. The number of shares of Valero Common Stock attested to on this signed statement must have a market value equal to or exceeding the sum of the Option price plus the amount of applicable tax withholding for the number of Option shares being exercised. The stock will be valued at the average of the high and low sales price per share of Valero Common Stock quoted on the New York Stock Exchange on the exercise date. In addition to the Option price, federal income tax, social security tax, Medicare tax and state tax, as applicable, will be deducted from the Option shares exercised, and a net number of shares will be issued to me via the Computershare Direct Registration System. Fractional shares will be settled in cash within one week of the exercise date; or

☐	c)

RELOAD METHOD - former UDS Options only. I will submit documentation indicating that I currently hold, which I have held for a minimum of at least six months,                  shares of Valero Energy Corporation common stock. I recognize that in addition to the option price, federal income tax (25%), social security tax, Medicare tax and state tax, as applicable will be deducted from the Option shares exercised (fractional shares will be settled in cash within one week of the exercise date). I will receive a new option for the number of shares tendered for the option price. This new option vests 100% at the end of two years and the expiration date is the same as the underlying option (available for eligible options granted under the former 1990 Diamond Shamrock, 1992 Ultramar and 1996 Ultramar Diamond Shamrock plans); or

☐	d)

SAME-DAY-SALE FOR CASH METHOD. I am making an irrevocable election for same day sale with this option program’s broker, electing to receive cash from the sale. Cash proceeds from the sale of Option shares (less Option price, applicable taxes, and transaction fees) will be remitted to me by the broker; or

☐	e)

BROKER SALE FOR STOCK METHOD – for active employees only. I am making an irrevocable election to sell with this option program’s broker, electing to receive shares of Valero Common Stock from the exercise. The broker will sell from the Option shares a number of shares approximating the sum of the Option price and applicable taxes. This will result in a cash balance, which will be issued to me by the broker after processing is completed. Remaining Option shares will be issued to me via the Computershare Direct Registration System.

Executed this	day of	, 20

Signature